UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 3, 2019 (December 19, 2018)
ENCISION, INC.
(Exact name of registrant as specified in its charter)
Colorado	0-28604	84-1162056
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6797 Winchester Circle, Boulder, Colorado		80301
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(303) 444-2600

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry Into A Material Definitive Agreement.

On December 17, 2018, the Company entered into a Securities Purchase Agreement ("SPA") with one accredited investor for the private placement of 875,000 shares of the Company's common stock at a price of $0.40 per share.  At the closing of this private placement, the Company received gross proceeds of $350,000.

There are no registration rights applicable to the shares issued in the private placement.

The foregoing is only a brief description of the material terms of the SPA, which is filed as an exhibit to this Current Report on Form 8-K. The foregoing does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to such exhibits.

Item 3.02 Unregistered Sales of Equity Securities.

All of the securities described above in Item 1.01 of this Current Report on Form 8-K were offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended ("Securities Act"), and Rule 506 of Regulation D promulgated thereunder. The offering was made to "accredited investors" (as defined by Rule 501 under the Securities Act).

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

10.1	Securities Purchase Agreement dated December 19, 2018.

99.1	Press Release issued by ENCISION, INC., December 20, 2018 (incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K filed January 2, 2019)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCISION, INC. (Registrant)

Date: January 3, 2019	By:	/s/ Mala M. Ray
Mala M. Ray Controller Principal Accounting Officer